EXHIBIT 10.12

OPTION AGREEMENT

This Option Agreement (“Agreement”) is made effective as of the 21st day of October, 2013 by and among GulfSlope Energy, Inc. (the “Company”) and Brady Rodgers (the “Option Holder”).

Recitals

WHEREAS, Option Holder has been appointed as an executive officer of the Company;

WHEREAS, as an inducement to Option Holder to serve as an executive officer of the Company, the Company desires to grant Option Holder an option to acquire 2,000,000 shares of the Company’s common stock of the Company (the “Shares”) at an exercise price of $0.12 per share (the “Exercise Price”), subject to the vesting schedule and other terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration paid by the Option Holder to the Company (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1.           Grant of Option.  Subject to terms herein, the Company hereby grants to the Option Holder the right and option to acquire all right, title and interest in and to the Shares, free and clear of all charges, encumbrances, claims, liabilities and adverse interests of any nature or kind upon the payment in full of the Exercise Price.

2.           Vesting and Expiration.  One half of the Shares (or 1,000,000 Shares) shall vest on October 21, 2014 and the remaining one half of the Shares (or 1,000,000 Shares) shall vest on October 21, 2015, provided that the Option Holder continues to serve as an executive officer of the Company on such applicable vesting date.  This Option shall remain in good standing and exercisable by the Option Holder from vesting until October 21, 2023 (the “Option Period”).  Such vesting shall accelerate upon a “Change of Control,” as defined below.  A “Change in Control” shall occur: (A) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity provided, however, that the equity financings shall not constitute a change in control under either (i) or (ii) above, even if persons who were not stockholders of the Company immediately prior to such equity financings own immediately after such equity financings 50% or more of the voting power of the company’s outstanding securities; or (B) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

3.           Termination Provisions.  The unvested portion, if any, of this Option shall terminate upon the termination, for any reason, of Option Holder’s services as an executive to the Company.

4.           Exercise of Option.

(i)           Subject to the satisfaction of the conditions precedent set forth above, the Option Holder may elect to exercise this Option at any time during the Option Period by delivering through certified or registered mail to the Company written notice of exercise and delivering the Exercise Price to the Company by wire transfer or certified or cashier’s check made payable to the Company (the “Exercise Date”).  The Company shall thereafter deliver to Option Holder within five (5) business days of such exercise a certificate representing the Shares.

(ii)           To the extent this Option is not previously exercised, and if the fair market value of the Company’s common stock is greater than the Exercise Price, the Holder may elect to receive shares of the Company’s common stock equal to the value of this Option determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Option at the principal office of the Company together with the form of Notice of Cashless Exercise attached hereto as Exhibit A-1 (the “Non-Cash Exercise Documentation”), in which event the Company shall issue to Option Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

      A

Where:

X =	the number of shares of the Company’s common stock to be issued to Option Holder.

Y =	the number of Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A =	the Fair Market Value (at the date of such calculation).

B =	Exercise Price (as adjusted to the date of such calculation).

5.           Representations, Warranties and Covenants of the Company.  The Company represents and warrants to and covenants with the Option Holder, with the knowledge that the Option Holder relies upon same in entering into this Agreement, that:

(i)           The Company has all requisite power and capacity, and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform its obligations hereunder, it has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement’s terms, and the entering into of this Agreement and the performance of its obligations hereunder does not and will not result in a material breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, or other instrument to which it is a party or by which it is bound or the Shares may be subject, or any statute, order, judgment or other law or ruling of any competent authority;

(ii)           Upon the exercise of this Option, the Shares issued shall be, at the time of delivery of the certificates for such Shares, duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

(iii)           During the Option Period, the Company will at all times preserve and keep in full force and effect its corporate existence, and further will comply with all of the terms and conditions of this Agreement.

(iv)           During the Option Period, the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Option, out of the authorized and unissued shares of the Company’s common stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Option.

6.           Representations, Warranties and Covenants of the Option Holder.  The Option Holder represents and warrants to and covenants with the Company, with the knowledge that the Company relies upon same in entering into this Agreement, that:

(i)           The Option Holder for himself and his transferees by will or the laws of descent and distribution is acquiring this Option and the underlying Shares for his own account and not with a view to or for sale in connection with the distribution thereof in violation of applicable securities laws.  The Option Holder has been advised that neither the Option nor the Shares to be issued and sold hereunder have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or applicable state securities laws and that it must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or any exemption from such registration is available.  The Option Holder understands and agrees that the Option and the Shares will be issued with a restrictive legend to the effect that: “The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.”

(ii)           Option Holder has been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the transactions contemplated herein.

(iii)          This Agreement has been duly executed and delivered by Option Holder and constitutes a binding, and enforceable obligation of the Option Holder.

(iv)          The Option Holder (i)has such knowledge and experience in financial and business matters that Consultant is capable of evaluating the merits and risks of the purchase of the Shares, (ii) has a net worth significantly in excess of the amount of the purchase price for the Shares and is able to bear the economic risk of a complete loss on the purchase of the Shares, and (iii) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

7.           Restriction on Transferability of option.  This Option may not be transferred by the Option Holder other than by will or the laws of descent and distribution and may be exercised during the Option Holder’s lifetime only by the Option Holder or the Option Holder’s guardian or legal representative subject to the limitations herein.

8.           Adjustments and Corporate Reorganizations. If the outstanding shares of stock of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalization, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the exercise price and number of Shares.

9.           Rights in Stock Before Issuance and Delivery.  No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

10.           Notice.  Any notice to be given to the Company shall be addressed to the Company in care of its Corporate Secretary at its principal office, and any notice to be given to the Option Holder shall be addressed to the Option Holder at the address set forth beneath the Option Holder’s signature hereto or at such other address as the Option Holder may hereafter designate in writing to the Company.  Any such notice shall be deemed duly given five (5) business days after enclosed in a properly sealed envelope addressed as aforesaid, registered or certified mail, return receipt requested, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.  Notice shall also be deemed given if in writing when received by the party to whom notice is intended by hand delivery, courier service, facsimile or by electronic means subject to the receipt and retention by the party giving notice of evidence of its delivery

11.           Rules of Construction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

GulfSlope Energy, Inc.

By: /s/ John N. Seitz Name: John N. Seitz Title: Chief Executive Officer Address for Notice: 2500 CityWest Blvd., Suite 800 Houston, Texas 77042	/s/ Brady Rodgers Brady Rodgers Address for Notice: 2500 CityWest Blvd., Suite 800 Houston, Texas 77042